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                                                                    EXHIBIT 10.3



                   CLOSED JOINT-STOCK COMPANY "FOREST-STARMA"

                                 PROMISSORY NOTE

NO. 1                                                       JULY 1, 1996
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     FOR VALUE RECEIVED, CLOSED JOINT-STOCK COMPANY "FOREST-STARMA", a
corporation organized and existing under the laws of the Russian Federation (the "Company"), hereby promises to pay to the order of the Overseas Private Investment Corporation, an agency of the United States of America ("OPIC"), or any subsequent registered holder of this Promissory Note (the "Noteholder"), the Principal Amount hereof, together with interest at the Note Interest Rate as hereinafter provided, in lawful currency of the United States of America and in immediately available funds, at the office of The Chase Manhattan Bank (National Association), as paying agent (together with its successors and assigns, the ("Paying Agent") specified in the Funding and OPIC Guaranty Agreement dated as of December 21, 1995 (as may be amended, supplemented or modified from time to time, the "Funding Agreement") among the Company, the Paying Agent and OPIC. As used herein, the following capitalized terms shall have the meanings specified:

Principal Amount                   Nine Million, Three Hundred Thousand and
                                   00/100 United States Dollars (U.S.
                                   $9,300,000)

Scheduled Principal Payment        Six Hundred, Twenty Thousand and 00/100
                                   United States Dollars (U.S. $620,000)

Principal Payment Dates            semi-annually on the 15th day of June and
                                   December of each year, from and including
                                   December 15, 1996 to and including the
                                   Maturity Date

Maturity Date                      December 15, 2003

Interest Payment Dates             semi-annually on the 15th day of June and
                                   December of each year from and including
                                   June 17, 1996 to and including the Maturity
                                   Date



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Note Interest Rate            The rate per annum equal to the sum of the
                              Certificate Interest Rate plus the OPIC Spread; PROVIDED, however, that if OPIC shall have made payment pursuant to the OPIC Guaranty to Holders of Certificates of Participation (an "OPIC Guaranty Payment") of any principal, interest or other Guaranteed Amount with respect to the Loan (an "OPIC Guaranty Payment Amount"), then at OPIC's option the Note Interest Rate with respect to such OPIC Guaranty Payment Amount from the date of such OPIC Guaranty Payment to the date of payment in full to OPIC of such OPIC Guaranty Payment Amount may be converted to a fixed rate of interest equal to the sum of (i) OPIC's cost of funds for such OPIC Guaranty Payment Amount, plus
                              (ii) the OPIC Spread (including any applicable Default Spread)

Certificate Interest Rate     seven and one fifth percent (7.20%) per annum

                              [The rate per annum equal to the sum of the Interest Rate plus the Placement Spread]

Interest Rate                 six and sixty five one hundredth percent (6.65%)
                              per annum

Placement Spread              fifty five one hundredth percent (0.55%) per annum

OPIC Spread                   two and three quarters percent (2.75%) per annum
                              on the outstanding balance of the Loan prior to Project Completion and five and one eighth percent
                              (5.125%) per annum on the outstanding balance of the Loan subsequent to Project Completion plus any applicable Default Spread

Default Spread                two percent (2.00%) per annum

Day Count Fraction            360-day years consisting of twelve 30-day months

Business Day                  Any day except a Saturday, Sunday or other day on
                              which commercial banks in The City of New York or Washington, D.C. are authorized by law to close

Prepayment Premium and
Makewhole Premium             On any date following the last day of the
                              Commitment Period, the Company may, upon 20
                              (twenty) Business Days' prior notice to OPIC, prepay the Principal Amount, in whole or in part, in advance of its stated maturity, together with accrued interest thereon, upon the payment of (A) a


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                              Prepayment Premium to OPIC of (i) three percent
                              (3%) of the amount prepaid during the twenty-four month period immediately following the last day of the Commitment Period, (ii) 2% of the amount prepaid during the twenty-four month period immediately following the third anniversary of the last day of the Commitment Period, and (iii) no Prepayment Premium thereafter; and (B) a Makewhole Premium (as hereinafter defined) to each Certificateholder. The "Makewhole Premium" with respect to any amount of the Principal Amount being paid in advance of its stated maturity shall equal the amount, if any, by which the present value of the scheduled interest and principal payments on this Note exceeds the amount of the Principal Amount being prepaid. The present value of the scheduled interest and principal payments on this Note shall be computed in accordance with generally accepted financial practice on a semi-annual basis at a discount rate equal to the Treasury Rate (as hereinafter defined) plus the Placement Spread. "TREASURY RATE" shall mean the yield of a fully taxable, marketable debt obligation of the United States Treasury having a maturity date nearest in time to the then weighted average life of the remaining scheduled interest and principal payments on this Note. The maturity date and yield of such debt obligation shall be determined by the Paying Agent on the basis of quotations published in the WALL STREET JOURNAL on the fifth Business Day prior to the date of such prepayment. The Paying Agent shall notify the Certificateholder, the Company and OPIC of the Make Whole Premium on the next Business Day after such determination date, which notice shall set forth in reasonable detail the computation thereof. The Make Whole Premium set forth in such notice shall be binding absent manifest error. Any partial prepayment of this Note shall be applied to the principal installments due hereunder in inverse order of maturity.

All other capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Finance Agreement between the Company and OPIC dated as of December 21, 1995 (the "Finance Agreement") and the Funding Agreement.

     1. PRINCIPAL PAYMENTS. The Principal Amount hereof shall be due and payable in consecutive equal installments, each in the amount of a Scheduled Principal Payment, on the respective Principal Payment Dates; PROVIDED, however, that the last such installment shall be due

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on the Maturity Date and shall be in the amount necessary to repay in full the unpaid principal amount hereof.

     2. INTEREST PAYMENTS. The Company shall pay to the Paying Agent interest at the Note Interest Rate in arrears on each Interest Payment Date, commencing with the first such date after the date hereof, on the Principal Amount hereof from time to time outstanding, accruing from and including the date hereof until payment in full, and in accordance with the terms of the Funding Agreement the Paying Agent shall pay (i) to the holder (a "Certificateholder") of each Certificate of Participation (as defined below) in accordance with the terms thereof, the portion of such interest equal to interest at the Certificate Interest Rate, and (ii) to OPIC, the remaining portion of such interest equal to interest at the OPIC Spread.

     3. COMPUTATION OF INTEREST. Interest shall accrue at the Note Interest Rate (including the OPIC Spread) and be computed on the basis of the Day Count Fraction, for each period (an "Interest Period") from and including the Closing Date or the day following the immediately preceding Interest Payment Date, as the case may be, to and including the next succeeding Interest Payment Date or, if earlier, the Maturity Date.

     4. METHOD AND APPLICATION OF PAYMENT. All payments hereunder shall be by wire transfer of immediately available funds in accordance with written instructions given by the Noteholder to the Paying Agent. Whenever any Payment Date under this Promissory Note shall fall on any day that is not a Business Day, the payment due on such Payment Date shall be made on the next succeeding Business Day. All payments shall be applied in the order of priority set forth in the Funding Agreement.

     5. ADDITIONAL PROVISIONS. This Promissory Note is issued under and is subject to the provisions of (i) the Finance Agreement and (ii) the Funding Agreement. No reference herein to the Finance Agreement or to the Funding Agreement and no provision of this Promissory Note, the Finance Agreement or the Funding Agreement shall alter or impair the obligation of the Company to pay the principal of, interest on, and all other amounts due pursuant to this Promissory Note as provided herein.

     6. PRINCIPAL PREPAYMENTS AND PREMIUMS. The Company may make voluntary prepayments of the Loan, and shall make mandatory prepayments of the Loan, on the terms and conditions set forth in the Finance Agreement.

     7. GROSS-UP FOR COVERED TAXES. All Guaranteed Amounts payable hereunder shall be paid in full, free of any deduction or withholding for any present or future taxes, levies, imposts, stamp duties, fees, deductions, charges, withholdings or other liabilities with respect thereto, excluding income, franchise or AD VALOREM taxes imposed by any jurisdiction as a direct consequence of any Certificateholder being organized and existing, qualified to do business, or maintaining a permanent establishment in such jurisdiction (collectively, "Covered Taxes"). If the Company is prohibited by law from making payments hereunder free of such Covered Taxes, then the Company shall pay to the Paying Agent such additional amount as may be necessary in

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order that the actual amount received after deduction or withholding of Covered
Taxes shall equal the full mount payable hereunder.

     8. DEFAULT PREMIUM TO OPIC. With respect to any principal and interest not paid when due, the OPIC Spread shall be increased automatically to include the Default Spread, and interest shall accrue from the date on which such amount became due and payable (whether at stated maturity, by acceleration, or otherwise) at an increased Note Interest Rate including such Default Spread and shall be payable on the last day of each month succeeding such due date and on the date when such defaulted amount is paid in full.

     9. AMENDMENTS AND MODIFICATIONS. The provisions of this Promissory Note may be amended, supplemented or modified only by an instrument in writing signed by duly authorized representatives of the Noteholder (if other than OPIC), OPIC and the Company.

     10. GOVERNING LAW. This Promissory Note shill be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws provision.

     IN WITNESS WHEREOF, the Company acting by its duly authorized representative has caused this Promissory Note to be executed and delivered on the date first above written.

                                    CLOSED JOINT-STOCK COMPANY "FOREST-STARMA"



                                    By: /s/
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                                    Its:
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                                    By: /s/
                                        -----------------------------------

                                    Its:
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